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                                                                       Exhibit 5

                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                              41 South High Street
                            Columbus, Ohio 43215-6194
                             Telephone: 614/227-2000
                             Facsimile: 614/227-2100
                                  May 16, 2001

Huntington Bancshares Incorporated
Huntington Center
41 S. High St.
Columbus, Ohio 43287


         Re:      Registration Statement on Form S-8
                  Huntington Bancshares Incorporated 2001 Stock and Long-Term Incentive Plan (the "Plan")

Gentlemen:

         We have acted as counsel for Huntington Bancshares Incorporated, a Maryland corporation ("Huntington"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Huntington with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 12,400,000 shares of Huntington common stock, without par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents, and other instruments of the registrant as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ PORTER, WRIGHT, MORRIS & ARTHUR LLP

                                    PORTER, WRIGHT, MORRIS & ARTHUR  LLP